Exhibit 99.1

Protext Mobility Inc. (OTCID: TXTM) Unveils New Corporate Website and Investor Relations Platform to Support Strategic Growth and Exchange Uplisting

June 12, 2026 09:34 ET | Source: ProText Mobility, Inc.

ENGINEERING THE INFRASTRUCTURE LAYER BETWEEN BIOLOGY, PHARMACEUTICAL SCIENCE & DIGITAL CAPITAL

FORT LAUDERDALE, Fla., June 12, 2026 (GLOBE NEWSWIRE) -- Protext Mobility Inc. (OTCID: TXTM) is pleased to provide shareholders, prospective investors, and strategic partners with an update regarding the continued evolution of the Company and the significant progress being made across its biotechnology, pharmaceutical infrastructure, and digital systems initiatives.

Over the past several years, while much of the market focused on short-term volatility, our team remained committed to quietly building the foundational infrastructure necessary to support a much larger long-term vision.

Today, Protext Mobility stands positioned at the convergence of biology, pharmaceutical science, and digital finance.

Our objective is straightforward:

To engineer scalable infrastructure systems capable of bridging biological production, pharmaceutical-grade outputs, and next-generation digital capital markets.

The launch of our new corporate platform reflects this evolution and provides shareholders with a clearer understanding of the strategic direction being executed throughout the broader Protext ecosystem.

Image: Protext Mobility - Engineering the Future of Biopharma and Digital Assets

Caption: Engineering scalable infrastructure systems capable of bridging biological production, pharmaceutical-grade outputs, and next-generation digital capital markets

Protext Mobility Inc. is a biotechnology, pharmaceutical infrastructure, and digital systems company focused on engineering next-generation biological, pharmaceutical, and digital infrastructure systems through advanced biotechnology, proprietary live plant extraction science, active pharmaceutical ingredient’s (“API’s”) development, institutional technology platforms, and emerging digital infrastructure solutions.

The Company is positioned at the convergence of biology, pharmaceutical science, and digital finance, with strategic initiatives focused on the development of scalable infrastructure systems designed to support future healthcare, scientific, agricultural, and digital economy applications.

Protext Mobility operates as a subsidiary of RAMMD Acquisitions LLC. The broader ecosystem has been developed through years of advancement across biotechnology research, agricultural infrastructure, pharmaceutical science, molecular preservation technologies, institutional financial positioning, and international strategic relationships.

Protext Mobility is no longer simply pursuing isolated products or singular opportunities. We are building interconnected infrastructure layers designed to support future healthcare, biotechnology, agricultural, pharmaceutical, and digital economy applications.

The Company is focused on advancing strategic initiatives that include:

•	Advanced Active Pharmaceutical Ingredient (API) Infrastructure
•	Proprietary Live Plant Extraction Technologies
•	Nanotechnology-Enhanced Processing and Delivery Systems

•	Biotechnology Infrastructure Platforms
•	Pharmaceutical Formulation and Processing Systems
•	Agricultural Production Infrastructure
•	Institutional Financial Frameworks
•	Real-World Asset (RWA) Infrastructure
•	Global Digital Liquidity Systems
•	Digital Interoperability Frameworks
•	Asset Verification and Tokenization Technologies
•	Emerging Digital Asset Infrastructure

Through our vertically integrated approach, we continue developing systems intended to transform biological inputs into pharmaceutical-grade outputs while establishing the digital and institutional frameworks required for future scalability.

Image: Protext Mobility - Activa Pharmaceutical Ingredients (API) Innovation

Caption: Protext Mobility continue developing systems intended to transform biological inputs into pharmaceutical-grade outputs while establishing the digital and institutional frameworks required for future scalability

At the center of this strategy is our belief that the next generation of global infrastructure will increasingly require the integration of biological production systems, pharmaceutical innovation, institutional-grade governance, economic sovereignty, and digitally verifiable financial architecture capable of supporting future healthcare, agricultural, scientific, and financial ecosystems.

The future belongs to organizations capable of connecting these previously disconnected sectors.

Our scientific initiatives continue to focus on advancing proprietary extraction methodologies, molecular preservation technologies, pharmaceutical processing systems, API development, and nanotechnology-enhanced formulations designed to support future healthcare and biotechnology markets.

Simultaneously, we continue exploring opportunities within institutional liquidity systems, asset verification frameworks, real-world asset infrastructure, and digital interoperability technologies that may help bridge physical infrastructure with global capital markets.

A key contributor to this long-term vision has been our President and Chairman, Dr. Jamaloodeen.

Dr. Jamaloodeen has played a central role in the development of the broader ecosystem that underpins the Company's strategic direction. Through years of advancement across agricultural infrastructure, biotechnology research, cultivation systems, molecular preservation technologies, institutional relationships, and international business development, he has helped establish many of the foundational assets and strategic pathways now supporting Protext Mobility's future growth initiatives.

His unwavering commitment, long-term vision, and continued alignment with shareholders have been instrumental in positioning the Company for this next phase of development.

Further demonstrating the growing international interest surrounding the broader ecosystem being developed by the Company, Dr. Jamaloodeen was recently summoned to attend the II Congreso Internacional de Emprendedores – Venezuela Tech Week 2026, held from May 11 through May 14, 2026, at the Parque Simón Bolívar Convention Center in La Carlota, Caracas, Venezuela.

The high-impact event brought together more than 500 international delegates representing over 50 countries and focused on the transition toward a diversified, innovative, and sovereign economic model. The congress highlighted entrepreneurship, technology, digital transformation, economic sovereignty, and the development of emerging innovation ecosystems designed to support sustainable long-term growth and national competitiveness in the evolving global economy.

During the event, Dr. Jamaloodeen engaged with senior government officials, international business leaders, technology innovators, and institutional stakeholders while representing the broader vision and strategic objectives being pursued through the Protext Mobility ecosystem.

Of particular significance, Dr. Jamaloodeen concluded the visit having successfully executed a Letter of Intent with the Government of the Bolivarian Republic of Venezuela. Management believes this engagement represents an important step toward establishing future collaborative opportunities relating to biotechnology infrastructure, agricultural development, pharmaceutical initiatives, scientific innovation, and broader infrastructure deployment initiatives further advancing strategic international relationships aligned with Protext Mobility’s long-term infrastructure vision.

Image: Dr. Jamaloodeen recently attended the II Congreso Internacional de Emprendedores – Venezuela Tech Week 2026

Pictured from right to left: the Secretary of State and former Ambassador of Venezuela to South Africa, Dr. Jamaloodeen, the Ambassador of South Africa to Venezuela, and the Governor of the State of Apure, Venezuela, during the II Congreso Internacional de Emprendedores – Venezuela Tech Week 2026.

The Company views participation at this internationally attended forum as recognition of the years of work invested in developing the scientific, agricultural, pharmaceutical, technological, and institutional foundations that continue to support Protext Mobility's long-term growth strategy.

On behalf of the Board of Directors, I would also like to acknowledge the dedication of our shareholders.

Many of you have remained committed throughout one of the most challenging periods in the Company's history. Your patience and support have allowed management to remain focused on execution rather than promotion.

As we move forward, our objective remains unchanged:

•	Build real infrastructure.
•	Create sustainable long-term value.
•	Maintain disciplined capital allocation.
•	Expand strategic partnerships.
•	Advance scientific innovation.
•	Strengthen institutional positioning.

And continue laying the foundation for what we believe can become a globally scalable infrastructure platform.

While we remain unable to discuss certain initiatives prior to completion, shareholders should understand that the work occurring behind the scenes today is designed to support opportunities significantly larger than what has historically been associated with the Company.

The launch of our new corporate website is not the destination.

It is the beginning of the next chapter.

We believe Protext Mobility is uniquely positioned to participate in the future convergence of biotechnology, pharmaceutical infrastructure, and digital financial systems, and we remain committed to executing this vision responsibly, strategically, and with long-term shareholder value at the forefront of every decision.

More updates will follow as additional milestones are achieved.

Towards uplisting Including but not limited to 2024/2025 IFRS audited financials, proper price discovery valuations, new advisory board member - 20 year career diplomat co signatory to Dr Jamaloodeen 's LOI, Main net and Broadridge investor awareness services.

ENGINEERING THE FUTURE OF BIOLOGICAL, PHARMACEUTICAL & DIGITAL INFRASTRUCTURE

Image: ProText Mobility - Engineering the Future

Caption: Engineering the Future of Biological, Pharmaceutical and Digital Infrastructure

Investor Relations

https://protxtm.com/investor-relations/

The Company's latest Financial Report is available at:

https://www.otcmarkets.com/file/company/financial-report/566790/content

The Company's Institutional Presentation Deck is available at:

https://youtu.be/ApBwE_YUVbI?si=PIuAd6_9Vi2sP6AI

Investor & Media Contact

Mr. Dylon Du Plooy

Chief Executive Officer

https://protxtm.com/mr-d-du-plooy-ceo/

X (Twitter): https://x.com/MrDylonDuPlooy

Email: dylon@rsammd.co.za

Dr. Jamaloodeen (Dr. J)

President & Chairman

https://protxtm.com/dr-a-jamaloodeen-md-chairman/

X (Twitter): https://x.com/Dr_Jamaloodeen

Email: exportintl@aol.com

Website & Social Media

https://protxtm.com/media/

Website: https://protxtm.com/

X (Twitter): https://x.com/ProtextP

About Protext Mobility Inc.

ENGINEERING THE INFRASTRUCTURE LAYER BETWEEN BIOLOGY, PHARMACEUTICAL SCIENCE & DIGITAL CAPITAL

Protext Mobility Inc. is a biotechnology, pharmaceutical infrastructure, and digital systems company focused on engineering next-generation biological, pharmaceutical, and digital infrastructure systems through advanced biotechnology, proprietary live plant extraction science, active pharmaceutical ingredients (“API’s”) development, institutional technology platforms, and emerging digital infrastructure solutions.

The Company is positioned at the convergence of biology, pharmaceutical science, and digital finance, with strategic initiatives focused on the development of scalable infrastructure systems designed to support future healthcare, scientific, agricultural, and digital economy applications.

Protext Mobility Inc. operates as a subsidiary of RAMMD Acquisitions LLC – the holding company. The broader ecosystem was developed through years of advancement across biotechnology research, agricultural infrastructure, pharmaceutical science, molecular preservation technologies, institutional financial positioning, and international strategic relationships.

The Company’s strategic initiatives include:

• Advanced API infrastructure

• Proprietary live plant extraction technology

• Nanotechnology-enhanced formulations

• Real-world asset (“RWA”) infrastructure

• Institutional financial frameworks

• Global digital liquidity systems

• Biotechnology infrastructure systems

• Pharmaceutical formulation and processing platforms

• Agricultural production infrastructure

• Digital interoperability frameworks

• Tokenization technologies and digital asset systems

The broader ecosystem has been strategically developed through initiatives spanning:

• Botanical and pharmaceutical research

• Cultivation and agricultural infrastructure

• Molecular preservation technologies

• Clinical and wellness initiatives

• Sustainable biological systems

• Institutional financial positioning

• International strategic relationships

Protext Mobility’s long-term objective is to help bridge biological production systems with next-generation pharmaceutical and digital financial infrastructure by developing scalable pathways between real-world biological assets and global capital markets.

The Company remains committed to scientific advancement, intellectual property development, sustainable innovation, strategic partnerships, and infrastructure deployment designed to support long-term shareholder value and continued technological development across biotechnology, pharmaceutical infrastructure, and digital systems markets.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable securities laws. Forward-looking statements are based on current expectations, estimates, projections, and assumptions that involve risks and uncertainties which may cause actual results to differ materially from those expressed or implied. Such statements include, but are not limited to, statements regarding future business plans, strategic initiatives, technological developments, infrastructure deployment, partnerships, commercialization opportunities, regulatory developments, financial performance, and market opportunities. Readers are cautioned not to place undue reliance on forward-looking statements. Protext Mobility Inc. undertakes no obligation to update or revise any forward-looking statements except as required by law. Investors are encouraged to review the Company's public filings and disclosures for additional information regarding risks and uncertainties.

Photos accompanying this announcement are available at:

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